Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet or Telephone - QUIC K EAS Y IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 18, 2020. INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. PHONE – 1 (866) 894-0536 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY Please mark your votes like this THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ISSUANCE OF ASSERTIO SHARES OF COMMON STOCK IN CONNECTION WITH THE MERGER WITH ZYLA LIFE SCIENCES IN PROPOSAL 1, “FOR” EACH OF THE NINE NOMINEES LISTED IN PROPOSAL 2 BELOW AND “FOR” PROPOSALS 3, 4, 5, 6, 7, 8, 9 AND 10, AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. COMPANY PROPOSALS THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1. THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” PROPOSALS 3, 4, 5, 6, 7, 8, 9 AND 10. 1. To approve the issuance of shares of Assertio Holdings common stock in connection with the merger with Zyla Life Sciences. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 3. To approve an increase in the number of shares available for issuance under Assertio’s Amended and Restated 2014 Omnibus Incentive Plan. To approve an increase in the number of shares available for issuance under Assertio’s Amended and Restated 2004 Employee Stock Purchase Plan. To approve an amendment to Assertio’s certificate of incorporation to effect a reverse stock split at a ratio of not less than 1-for-2 and not greater than 1-for-20. To approve, on an advisory basis, the compensation of Assertio’s named executive officers. To approve, on an advisory basis, Merger-related executive compensation arrangements. To ratify the appointment of Ernst & Young LLP as Assertio’s independent registered public accounting firm for the fiscal year ending December 31, 2020. To approve the adjournment from time to time of the Assertio Annual Meeting, if necessary to solicit additional proxies if there are not sufficient votes to THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING NOMINEES 4. 2. To elect the nine directors of Assertio named in the Joint Proxy Statement/ Prospectus to serve until the 2021 Annual Meeting of Stockholders, or until their successors are duly elected and qualified. 5. FOR AGAINST ABSTAIN 6. (1) James P. Fogarty 7. (2) Karen A Dawes 8. (3) James J. Galeota, Jr. (4) Arthur J. Higgins 9. (5) Heather L. Mason adopt the proposal to issue stock in connection with the Merger (Proposal 1) at the time of the Assertio Annual Meeting or any adjournment or postponement thereof. (6) William T. McKee (7) Peter D. Staple 10. To transact such other business as may properly come before the Assertio Annual Meeting and any adjournments or postponements thereof. (8) James L. Tyree CONTROL NUMBER (9) David E. Wheadon Signature Signature, if held jointly Date , 2020 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. X PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 19, 2020

The 2020 Proxy Statement and our Annual Report on Form 10-K for fiscal year ended December 31, 2019 are available at https://www.cstproxy.com/assertiotx/2020

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ASSERTIO THERAPEUTICS, INC.

The undersigned hereby appoints Arthur J. Higgins and Daniel A. Peisert, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote all shares of common stock of Assertio Therapeutics, Inc. held of record by the undersigned at the close of business on April 15, 2020 at the Annual Meeting of Shareholders of Assertio Therapeutics, Inc. to be held on May 19, 2020, at 1:00 p.m. central time via the internet at https://www.cstproxy.com/assertiotx/2020, and at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED ON THE REVERSE HEREOF. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE ISSUANCE OF ASSERTIO SHARES OF COMMON STOCK IN CONNECTION WITH THE MERGER WITH ZYLA LIFE SCIENCES, IN FAVOR OF ELECTING THE NINE NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSALS 3, 4, 5, 6, 7, 8, 9 AND 10, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF (INCLUDING, IF APPLICABLE, FOR THE ELECTION OF A PERSON TO THE BOARD OF DIRECTORS IF ANY NOMINEE NAMED IN PROPOSAL 2 BECOMES UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE).

(Continued, and to be marked, dated and signed, on the other side)